Exhibit 99.1

Care.com Announces First Quarter 2014 Financial Results

Leading Care Destination Delivers Record Revenue as Membership Tops 10.7 Million

Waltham, MA - May 1, 2014 - Care.com, Inc. (NYSE: CRCM), the world's largest online care destination for finding and managing family care, today announced financial results for the first quarter ended on March 29, 2014.

•	Total members grew to 10.7 million at the end of Q1, representing 44% growth over the first quarter 2013.

•	First quarter 2014 revenue grew 39% to $25.3 million from $18.2 million in the first quarter of 2013. US consumer matching and payments businesses each grew 37% over the first quarter of 2013.

•	Investments in integrated products and marketing contributed to accelerated payments growth, with 40% of new payments signups via Care.com.

“The start of the year represents one of the peaks in our business as more families look to put care solutions in place for their children, seniors, and homes, and then head into tax season,” said Sheila Lirio Marcelo, Founder and CEO of Care.com. “Our results for the first quarter demonstrate the powerful cross-sell synergies of our platform and the high-ROI potential of our combined core services of US consumer matching and payments. The breadth and scope of our services continues to attract families and caregivers to our platform while also providing a foundation for enhanced offerings designed to enrich the member experience.”

Financial Results

•	Revenue for the first quarter was $25.3 million, a 39% increase from $18.2 million in the first quarter of 2013.

•	US consumer matching revenue totaled $18.0 million in Q1, a 37% increase from $13.1 million the first quarter 2013.

•	Payments revenue totaled $4.2 million in the first quarter, a 37% increase from $3.1 million the first quarter of 2013.

•
Net loss for the first quarter 2014 was $15.5 million, compared to net loss of $6.8 million in the first quarter of 2013. Net loss was impacted by the planned timing of marketing investments and by $3.0 million of non-recurring preferred stock and warrant valuation adjustments and other IPO-related expenses.

•
Adjusted EBITDA was a loss of $9.6 million in the first quarter 2014, compared to an adjusted EBITDA loss of $4.3 million in the first quarter of 2013. Adjusted EBITDA included planned increases in marketing investments.

•
GAAP EPS was $(0.71) in the first quarter, including $(0.14) in non-recurring preferred stock and warrant valuation adjustments and other IPO-related expenses. Q1 GAAP EPS was based on 21.9 million weighted average basic shares outstanding.

•	Non-GAAP EPS was $(0.51) in the first quarter. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A and IPO-related expenses.

•
The Company ended the quarter with $118.6 million in cash and cash equivalents. For the first quarter of 2014, our cash used by operating activities was $4.1 million compared to $2.5 million used in the first quarter of 2013.

Business Highlights

•
Our total members grew 44% to 10.7 million at the end of Q1, compared to 7.5 million in Q1, 2013. Total families grew 48% to 5.8 million at the end of Q1, and total caregivers grew 40% to 4.9 million at the end of Q1.

•
We initiated integrated US matching and payments marketing programs to take advantage of payments’ peak tax season and cross sell synergies. As a result, payments growth accelerated and 40% of new payments signups came via Care.com.

•
We introduced new releases of our iOS and Android apps, and launched enhanced mobile web features. Mobile visitors now make up approximately half of our US traffic, which was an average of 5.7 million total unique monthly visitors, a 36% increase over Q1 of last year.

•
We acquired the right to hire a highly talented team of mobile developers formerly comprising all of the employees of Consmr, Inc.. This team has joined our existing mobile, product engineering, and data analytics teams to help us accelerate, expand and enhance our mobile product offerings.

Financial Expectations

Q2 2014
Revenue	$25.5MM - $26.2MM
Adjusted EBTIDA	$(7.0)MM - $(6.0)MM
Non GAAP Earnings per Share	$(0.28) - $(0.23)

Full Year 2014
Revenue	$109MM - $112MM
Adjusted EBTIDA	$(23)MM - $(20)MM
Non GAAP Earnings per Share	$(1.00) - $(0.90)

Figures in millions except for GAAP EPS and Non GAAP EPS
GAAP EPS and Non-GAAP EPS based on weighted basic shares

Earnings Teleconference Information

The Company will discuss its first quarter 2014 financial results during a teleconference today, May 1, 2014, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13580146. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website.

To listen to the telephone replay, call toll-free (877) 870-5176 or (858 384-5517 (international), conference ID # 13580146. The telephone replay will be available from 11:00 AM ET May 1 through 11:59 PM ET May 8, 2014. Additional investor information can be accessed at http://www.care.com

About Care.com

Care.com (NYSE: CRCM) is the world’s largest online destination for finding and managing family care. As of March 2014, the Company had 10.7 million members spanning 16 countries, including the United States, the United Kingdom, Canada and parts of Western Europe. Care.com’s web and mobile platforms enable families to connect to care providers and caregiving services in a reliable and easy way, while also helping care providers find meaningful work. Through its consumer matching platform, tools and resources, Care.com allows families to make more informed hiring decisions. The Company also enables families to pay caregivers electronically online or via mobile device and also subscribe to Care.com HomePay to manage their household payroll and tax matters. Through its Workplace Solutions unit, Care.com also serves hundreds of thousands of families whose employers provide access to Care.com’s platform, as well as backup dependent care, as a corporate benefit.

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding future product offerings and the anticipated effect of such offerings, and the Company’s financial guidance for the second quarter of 2014 and full year 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our member acquisition costs, our execution of our plans and strategies, including with respect to mobile products and features, and our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented adjusted EBITDA, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss, plus: provision for income taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com

Media Relations:
Nancy Bushkin
Care.com
(781) 642-5919
nbushkin@care.com

Care.com, Inc.
Balance Sheet
(in thousands)

	March 29, 2014	December 28, 2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$118,562	$29,959
Restricted cash	533	246
Accounts receivable (net of allowance of $56 and $56, respectively)	2,201	1,609
Unbilled accounts receivable	3,037	2,477
Prepaid expenses and other current assets	1,935	1,731
Total current assets	126,268	36,022
Property and equipment, net	1,512	1,553
Intangible assets, net	10,352	11,418
Goodwill	63,149	62,686
Other non-current assets	598	2,150
Total assets	$201,879	$113,829

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$4,014	$2,031
Accrued expenses and other current liabilities	9,993	7,023
Current contingent acquisition consideration	2,615	5,463
Deferred revenue	10,406	8,304
Total current liabilities	27,028	22,821
Contingent acquisition consideration	—	5,166
Deferred tax liability	1,526	1,112
Other non-current liabilities	410	785
Total liabilities	28,964	29,884

Redeemable convertible preferred stock, $0.01 par value; 22,632 shares authorized at December 28, 2013; 21,299 shares issued and outstanding; aggregate liquidation value of $161,666 as of December 28, 2013	—	152,251

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 and 32,000 shares authorized; 30,966 and 3,197 shares issued and outstanding as of March 29, 2014 and December 28, 2013, respectively	31	3
Additional paid-in capital	266,200	9,311
Accumulated deficit	(95,111)	(79,563)
Accumulated other comprehensive income	1,795	1,943
Total stockholders' equity (deficit)	172,915	(68,306)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$201,879	$113,829

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Fiscal Quarter Ended
	March 29, 2014	March 31, 2013
	(unaudited)
Revenue	$25,271	$18,162
Cost of revenue	5,771	4,227
Operating expenses:
Selling and marketing	20,449	12,933
Research and development	4,064	2,667
General and administrative	6,232	3,701
Depreciation and amortization	1,068	1,019
Total operating expenses	31,813	20,320
Operating loss	(12,313)	(6,385)
Other expense, net	(2,746)	(127)
Loss before income taxes	(15,059)	(6,512)
Provision for income taxes	485	307
Net loss	$(15,544)	$(6,819)
Accretion of preferred stock	(4)	(14)
Net loss attributable to common stockholders	$(15,548)	$(6,833)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.71)	$(2.35)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	21,899	2,901

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Fiscal Quarter Ended
	March 29, 2014	March 31, 2013
Cash flows from operating activities	(unaudited)
Net loss	$(15,544)	$(6,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,099	297
Depreciation and amortization	1,261	1,665
Deferred taxes	415	276
Contingent consideration expense	73	135
Change in fair value of contingent consideration payable in preferred stock	2,258	—
Change in fair value of stock warrants	606	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Restricted cash	(431)	8
Accounts receivable	(592)	(158)
Unbilled accounts receivable	(560)	(104)
Prepaid expenses and other current assets	(203)	(8)
Other non-current assets	(3)	5
Accounts payable	2,142	762
Accrued expenses and other current liabilities	3,266	443
Deferred revenue	2,103	971
Other non-current liabilities	(13)	42
Net cash used in operating activities	(4,123)	(2,485)

Cash flows from investing activities
Purchases of property and equipment	(128)	(745)
Acquisitions of businesses, net of cash acquired	(489)	—
Cash withheld for purchase consideration	(86)	—
Net cash used in investing activities	(703)	(745)

Cash flows from financing activities
Proceeds from the initial public offering net of offering costs	96,242	—
Proceeds from the issuance of common stock	157	28
Payments of contingent consideration previously established in purchase accounting	(2,845)	—
Net cash provided by financing activities	93,554	28

Effect of exchange rate changes on cash and cash equivalents	(125)	132
Net increase (decrease) in cash and cash equivalents	88,603	(3,070)
Cash and cash equivalents, beginning of the period	29,959	44,776
Cash and cash equivalents, end of the period	$118,562	$41,706

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
	Fiscal Quarter Ended
	March 29, 2014	March 31, 2013
	(unaudited)
Net Loss	$(15,544)	$(6,819)

Provision for income taxes	485	307
Other expense, net	2,746	127
Depreciation and amortization	1,261	1,666

EBITDA	(11,052)	(4,719)

Stock-based compensation	1,099	297
Accretion of contingent consideration	73	135
Merger and acquisition related costs	77	—
IPO related costs	154	—

Adjusted EBITDA	$(9,649)	$(4,287)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
(in thousands, except per share data)
	Fiscal Quarter Ended
	March 29, 2014	March 31, 2013
	(unaudited)

Net Loss	$(15,544)	$(6,819)

Stock-based compensation	1,099	297
Accretion of contingent consideration	73	135
Merger and acquisition related costs	77	—
IPO related costs	154	—
Preferred stock and warrant valuation adjustments	2,864	135

Non-GAAP net loss	$(11,277)	$(6,252)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.51)	$(2.16)
Weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	21,899	2,901

Care.com, Inc.
Supplemental Data
(in thousands)
	Fiscal Quarter Ended
	March 29, 2014	March 31, 2013
Total members*	10,737	7,453
Total families*	5,845	3,948
Total caregivers*	4,891	3,505

* data is cumulative as of the end of the respective period